                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ALYN CORPORATION
                               ----------------
            (Exact name of registrant as specified in its charter)


               Delaware                                33-0709359
        ----------------------                   ----------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)

16761 Hale Avenue, Irvine, California                     92606
-------------------------------------            ----------------------
(Address of principal executive offices)               (Zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered

            None                                           None
            ----                                           ----



Securities to be registered pursuant to
Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
                    ---------------------------------------
                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered
-------  -------------------------------------------------------


The information called for by this Item 1 is incorporated herein by reference to the information under the caption "Description of Capital Stock" in the form of Preliminary Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-09143) filed with the Securities and Exchange Commission (the "Commission") on July 30, 1996.

Item 2.  Exhibits.
-------  ---------


1.   Restated Certificate of Incorporation of the Registrant.*

2.   By-Laws of the Registrant.*

3. Specimen Copy of the Stock Certificate for shares of Common Stock of the Registrant.**

4. Stockholders Agreement, dated as of May 1, 1996, by and among the Registrant and certain stockholders of the Registrant.*



-------------------------------

 * Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-09143) filed with the Commission on July 30, 1996.

** Incorporated herein by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-09143) filed with the Commission on October 21, 1996.
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                               ALYN CORPORATION


Date:  October 21, 1996         By:/s/ Robin A. Carden
                                   ---------------------------------
                                   Robin A. Carden, President and
                                    Chief Executive Officer